Exhibit 99.1

Pacific Premier Bancorp, Inc. to Present
at the 2014 Keefe, Bruyette & Woods Community Bank Investor Conference

Irvine, Calif., July 24, 2014 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), or the Company, the holding company of Pacific Premier Bank, announced today that Steven R. Gardner, President and Chief Executive Officer, will participate in the 2014 Keefe, Bruyette & Woods Community Bank Investor Conference from July 29-30, 2014 in New York City.  Mr. Gardner will hold a series of meetings with institutional investors while at the conference.

The Company’s current investor presentation has been filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small- and medium-sized businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, residential warehouse and U.S. Small Business Administration loans, as well as specialty banking products for home owners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R.  Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000